Exhibit 99.1
NEWS RELEASE

Release Date:	Tuesday, February 9, 2010

Release Time:	At Market Close

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702

Oneida Financial Corp. Board Approves Mutual-to-Stock Second Step Conversion

Oneida, New York, February 9, 2010  — Oneida Financial Corp. (the “Mid-Tier”) (Nasdaq: ONFC), the parent company for The Oneida Savings Bank (the “Bank”), announced today that the Boards of Directors of Oneida Financial, MHC (the “MHC”), Oneida Financial Corp. and The Oneida Savings Bank have unanimously adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) pursuant to which the Bank will reorganize from the current two-tier mutual holding company structure to a stock holding company structure and will undertake a “second-step” offering of new shares of common stock.

As part of the conversion and reorganization, the Bank will become a wholly owned subsidiary of a to-be-formed state chartered holding company (the “New Holding Company”) and shares of common stock of the Mid-Tier held by persons other than the MHC (whose shares will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons.  The New Holding Company will also offer and sell shares of its common stock to the Bank’s eligible depositors and tax-qualified employee benefit plans and to members of the general public in a subscription and community offering and, if necessary, a syndicated community offering, in the manner and subject to the priorities set forth in the Plan of Conversion.  The highest priority will be depositors with qualifying deposits as of December 31, 2008.

The transactions contemplated by the Plan of Conversion are subject to approval by the Mid-Tier’s shareholders (including approval by a majority of the shares held by persons other than the MHC), the depositors of the Bank, and regulatory agencies.

Special meetings of the Mid-Tier’s shareholders and the depositors of the Bank will be held to approve the Plan of Conversion; it is likely that those meetings will be held at the end of the second quarter of 2010. A prospectus or proxy statement-prospectus, as applicable, and other proxy materials containing detailed information relating to the Plan of Conversion, details of the offering, and business and financial information about the Company will be sent to shareholders of the Mid-Tier and depositors of the Bank prior to the special meetings.

The Bank’s normal business operations will continue without interruption during the conversion and offering process. The transaction will not affect the existing terms and conditions of deposit accounts and loans with the Bank. Deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law.

Oneida Financial Corp.’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and risk management company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management.  The Oneida Savings Bank was established in 1866 and operates twelve full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Oneida Financial Corp.’s web site at www.oneidabank.com.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus when accompanied by a stock order form.  The shares of common stock of the New Holding Company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This press release contains certain forward-looking statements about the conversion and reorganization.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the Plan of Conversion and Reorganization, difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company is engaged.

Contact: Eric E. Stickels, Executive Vice President & CFO of Oneida Financial Corp., (315)366-3702